UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.   )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-12

ERGO SCIENCE CORPORATION
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:
(2)	Aggregate number of securities to which transaction applies:
(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
(4)	Proposed maximum aggregate value of transaction:
(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:
(2)	Form, Schedule or Registration Statement No.:
(3)	Filing Party:
(4)	Date Filed:

ERGO SCIENCE CORPORATION
790 Turnpike Street
North Andover, Massachusetts 01845
(978) 688-8833

SUPPLEMENT
TO
PROXY STATEMENT
FOR
SPECIAL MEETING OF STOCKHOLDERS
to be held on February 1, 2007

The date of this Supplement is January 19, 2007.

This Supplement supplements and amends the Proxy Statement dated January 2, 2007 (the “Proxy Statement”) of Ergo Science Corporation (the “Company”) mailed to you in connection with the solicitation of proxies on behalf of the board of directors of the Company for use at the Special Meeting of Stockholders to be held on February 1, 2007, at 10:00 a.m., at the Highlander Inn, 2 Highlander Way, Manchester, New Hampshire 03103. The purpose of this Supplement is to provide clarifying information regarding materials sent to certain stockholders of the Company by Andrew Steinberg, a stockholder of the Company, and to send you an important reminder regarding the Special Meeting of Stockholders. This Supplement and the accompanying proxy cards were first mailed to stockholders on or about January 19, 2007.

Mr. Steinberg recently sent a proxy card and a letter dated January 7, 2007 to certain stockholders of the Company. The proxy card provided to stockholders by Mr. Steinberg is defective, and therefore the shares of any stockholder executing and returning such proxy card to the Company will not be voted in accordance with the instructions contained in such proxy card at the Special Meeting of Stockholders. In order to vote your shares at the Special Meeting of Stockholders, if you are a record owner of shares, please use the proxy card originally distributed by the Company with the Proxy Statement, or the proxy card enclosed with this Supplement, to properly vote your shares at the Special Meeting of Stockholders. If you hold your shares in street name, please contact your broker, bank or other nominee for voting information.

Mr. Steinberg’s letter is misleading and inaccurate. Mr. Steinberg states in his letter that “the primary reason cited by the board of directors for the ‘going private’ proposal is to avoid the compliance costs associated with the Sarbanes-Oxley Act of 2002, particularly the internal control financial reporting requirements of Section 404.” Mr. Steinberg’s letter then goes into detail regarding certain actions and proposals by the Securities and Exchange Commission (the “SEC”) and a proposal by the Public Company Accounting Oversight Board (the “PCAOB”), stating that “because the board of directors has not considered the extent to which these recent actions may reduce the Sarbanes-Oxley compliance costs for ERGO, I believe that the figures in the proxy statement greatly overestimate the costs of Sarbanes-Oxley compliance for ERGO.” These statements are factually incorrect. Mr. Steinberg did not confirm the accuracy of his statements with the Company prior to distributing his letter to stockholders. The Company has informed Mr. Steinberg in writing of these inaccuracies.

On December 15, 2006, the SEC adopted a final rule (the “SEC Rule”) extending the date by which non-accelerated filers (like the Company) must provide management’s assessment regarding internal controls over financial reporting in its annual report, as well as the date that non-accelerated filers must include the auditor attestation of management’s assessment regarding internal controls. The SEC Rule had initially been proposed by the SEC in a proposed rule release dated August 9, 2006. The expected cost-savings numbers that the Company disclosed in the Proxy Statement on page 16 with respect to the costs of compliance with Section 404 already take into account the changes proposed on August 9, 2006 and adopted as the SEC Rule on December 15, 2006. Mr. Steinberg’s letter is inaccurate in stating that the board of directors of the Company (the “Board”) did not take the SEC Rule into account.

On December 19, 2006, the SEC announced that the PCAOB voted to propose a new auditing standard for the audits of registrant’s internal controls over financial reporting under Section 404. In addition, on December 20, 2006, the SEC proposed interpretive guidance for management regarding its evaluation of internal controls over financial reporting. As of the date of this letter, these proposals (the “Proposals”) have not been adopted. These Proposals, of course, may not be adopted or, if they are ultimately adopted, they may be materially changed.

Although the Proxy Statement has already taken into account the SEC Rule, nonetheless, the Board met to consider Mr. Steinberg’s concerns. The Board confirmed that since the Proposals are still in the proposal stage and have not been adopted, or, if adopted, may be materially changed, at this time it cannot be determined how or whether the Proposals will affect the Company’s potential costs to comply with Section 404. However, the Board confirmed that, even if the Company had no costs of compliance with respect to Section 404 (although the Proposals do not purport to eliminate the requirement to comply with Section 404, and thus such costs will certainly not be eliminated completely), and the entire line item designated “Elimination of Costs of Compliance with Section 404 of Sarbanes-Oxley Act” in the chart on page 16 of the Proxy Statement regarding such costs were removed from the calculation of the expected cost savings estimated in the Proxy Statement, the Board continues to recommend the transaction to the stockholders based on the remaining significant cost savings arising from the suspension of its reporting obligations. In other words, even if the Company removed any estimated savings with respect to such Section 404 compliance costs, the Company would still expect to save approximately $1,230,000 in 2007 and each year thereafter in other areas of significant cost savings. Mr. Steinberg’s letter ignores these other areas of cost savings completely.

You previously received proxy materials in connection with the upcoming Special Meeting of Stockholders of Ergo Science Corporation to be held on February 1, 2007. The affirmative vote of a majority of all outstanding shares of the Company’s common stock will be required for approval of the transaction. Unless stockholders approve Proposal Nos. 1 and 2, the Company will not undertake any of the actions described in Proposal Nos. 1 and 2.

STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND THIS SUPPLEMENT CAREFULLY IN DECIDING HOW TO VOTE. The Board believes the transaction is in the best interests of the Company and its stockholders and recommends that you vote “FOR” the proposal. Your vote is very important to us.

If you are a record owner of shares, please use the proxy card originally distributed by the Company with the Proxy Statement, or the proxy card enclosed with this Supplement, to properly vote your shares at the Special Meeting of Stockholders. If you hold your shares in street name, please contact your broker, bank or other nominee for voting information.